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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 26, 2000 included in and incorporated by reference in Merck & Co., Inc.'s Annual Report on Form 10-K, for the fiscal year ended December 31, 1999, as amended by Form 10-K/A dated June 27, 2000 and to all references to our firm included in or made a part of this Registration Statement.



                                                          ARTHUR ANDERSEN LLP



New York, New York
June 28, 2000